                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 9, 1998


                            MICROTEL INTERNATIONAL, INC.
                            ----------------------------
               (Exact Name of Registrant as Specified in Its Charter)


            Delaware                     1-10346                77-0226211
--------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission File         (IRS Employer)
 incorporation or organization)           Number)           Identification No.)



4290 East Brickell Street, Ontario, California                91761
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:  (909) 456-4321


              -------------------------------------------------------
           (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

SALE OF XCEL ARNOLD CIRCUITS, INC. SUBSIDIARY

     MicroTel International, Inc. (the "Company") announced that the Company has sold its Xcel Arnold Circuits, Inc. subsidiary to Arnold Circuits, Inc, a private corporation on April 9, 1998 for $2.0 million comprised of $1.35 million in cash and a note for $650,000. The Company's Press Release announcing the sale is attached as Exhibit A.


ITEM 7.  FINANCIAL STATEMENTS; PRO FORMA INFORMATION AND EXHIBITS.

               (a)  None.


               (b) The Pro Forma financial information will be filed by amendment within sixty (60) days of the date hereof.


               (c) The Asset Purchase Agreement (Exhibit 10.52) and Addendum No. 1 thereto (Exhibit 10.53), Bill of Sale and Assignment and Assumption Agreement (Exhibit 10.54), and Promissory Notes (Exhibits 10.59 and 10.60) related to this sale were filed as Exhibits to the Company's Annual Report on Form 10-K filed on April 15, 1998.

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                                      EXHIBIT A


                                 (BW)(MICROTEL)(MCTL)
                         Business Editors & High Tech Writers

           MICROTEL ANNOUNCES COMPLETION OF SALE OF UNPROFITABLE CIRCUITS
                              SUBSIDIARY FOR $2 MILLION.

ONTARIO, Calif. -(BUSINESS WIRE) April 14, 1998 --- MicroTel International, Inc. (NASDAQ Small Cap: MCTL) (the "Company") today announced it has sold its unprofitable circuits subsidiary for $2 million to a private corporation. The Company received $1.35 million in cash and a note for $650,000 from the transaction. The cash was used to retire certain bank and other debt. Included in the terms of the transaction was the retirement of $714,000 in redeemable preferred stock without payment of any of the cash payments required under the terms of its issuance. The terms of the transaction also contain several unique provisions that call for a sharing with the Company of any gain realized by the purchaser on the subsequent sale of the subsidiary. Additionally, the Company and the purchaser entered into a sales, marketing and supply agreement designed to mutually benefit both parties. The Company will record a gain on the sale of the subsidiary in the first quarter of 1998.

This circuits subsidiary incurred a net operating loss in 1997 of $2.7 million which approximated the Company's total net loss from operations exclusive of the write-down of goodwill of $5.7 million and other non-cash charges. While the subsidiary produced $9.2 million in net sales in 1997, the Company expects to offset the revenue loss resulting from the sale with growth in sales of its other operations, including full year recognition of sales from its CXR Telcom and CXR, S.A. subsidiaries (for which sales were only recorded for a portion of 1997), revenue growth within these and the Company's XIT Corporation operations and revenue growth contributed by an acquisition completed in October 1997.

Further details of the sale of the subsidiary are included in the Company's 1997 Annual Report on Form 10-K expected to be filed by April 15, 1998. Commenting on the sale, Carmine T. Oliva, the Company's CEO, stated "We have now overcome the largest single obstacle impeding our progress toward profitability of the combined MicroTel and XIT Corporation entities which merged in March 1997. In only a nine-month period ending December 31, 1997 we made extraordinary progress in turning around MicroTel's 1996 and first quarter 1997 losses, but these results were unfortunately overshadowed by the operating losses from this circuits subsidiary; nonetheless, we are very pleased with the favorable balance sheet impact of this sale, especially in light of the difficulty we faced in selling an operating unit with continuing losses."

MicroTel, through its wholly owned subsidiaries CXR Telcom Inc., in Fremont, California and CXR, S.A., based in Paris, France, designs, manufactures and markets electronic test instruments and voice and data transmission equipment to the telecommunications industry, including telephone companies, interconnect carriers, private networks, banks, brokerage firms and government agencies. MicroTel's wholly-owned subsidiary, XCEL Information


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Technologies Corporation, with vertically integrated operations in the United
States, England and Japan, designs, manufactures and markets information technology products including input and display components, subsystem assemblies and hybrid microelectronics and other circuits for the international telecommunications, medical, industrial and military/aerospace markets.

The statement in this press release relating to matters that are not historical are forward-looking statements which involve risks and uncertainties including, without limitation, economic and competitive conditions in the markets served by the Company affecting the demand for the Company's products, product pricing, market acceptance, access to distribution channels and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. These risks could cause actual results to differ materially from those anticipated or described herein.

CONTACT:
MicroTel International, Inc. - James P. Butler, 909/391-4321 (VP Finance, CFO)
H. L. Lanzet, Inc. - Herbert or Dee Dee Lanzet, 212/687-0061


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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   MICROTEL INTERNATIONAL, INC.


                                   By: /s/ James P. Butler
                                      ----------------------
                                       James P. Butler
                                       Chief Financial Officer


Date: April 23, 1998